Exhibit 10.1
PROMISSORY NOTE AND LOAN MODIFICATION AGREEMENT
A.C. Moore Arts & Crafts, Inc.
130 A.C. Moore Drive
Berlin, NJ 08009
A.C. Moore Incorporated
130 A.C. Moore Drive
Berlin, NJ 08009
Moorestown Finance, Inc.
103 Foulk Road, Suite 200
Wilmington DE 19803
Blackwood Assets, Inc.
103 Foulk Road, Suite 200
Wilmington DE 19803
A.C. Moore Urban Renewal, LLC
130 A.C. Moore Drive
Berlin, NJ 08009
(Individually and collectively, “Borrower”)
Wachovia Bank, National Association
190 River Road
Summit, New Jersey 07901
(hereinafter referred to as the “Bank”)
THIS AGREEMENT is entered into on January 24, 2008 by and between Bank and Borrower.
RECITALS
Bank is the holder of the following notes: (i) a Promissory Note (the “$35MM Note”) executed and delivered by Borrower, dated October 28, 2003, as subsequently amended by a Promissory Note and Loan Modification Agreement, dated February 22, 2006, Promissory Note and Loan Modification Agreement, dated May 1, 2006, and Promissory Note and Loan Modification Agreement, dated March 12, 2007 (ii) a Promissory Note (the “$22.5MM Note”) executed and delivered by Borrower, dated October 28, 2003, as subsequently amended by Promissory Note and Loan Modification Agreement, dated May 1, 2006, and Promissory Note and Loan Modification Agreement, dated March 12, 2007 (iii) a Promissory Note (the “$7.5MM Note”; executed and delivered by Borrower, dated October 28, 2003, as subsequently amended by a Promissory Note and Loan Modification Agreement, dated May 1, 2006, and Promissory Note and Loan Modification Agreement, dated March 12, 2007, and certain other loan documents, including without limitation, a Loan Agreement, dated October 28, 2003 (the “Loan Agreement”), and a Security Agreement, dated October 28, 2003 (the “Security Agreement”); and
Bank has agreed to waive certain Existing Defaults (as defined below) and Borrower and Bank have agreed to modify the terms of the Loan Documents; and
In consideration of Bank’s continued extension of credit and the agreements contained herein, the parties agree as follows:

AGREEMENT
WAIVER. Borrower may have overstated the value of its inventory for certain prior reporting periods and as a result Borrower has failed to file its 10Q report for the fiscal quarter ended September 30, 2007 within the time period required by the Securities and Exchange Act of 1934. Bank hereby waives the Existing Defaults (as defined below). Except the Existing Defaults, Borrower acknowledges and agrees that no act or failure to act on the part of Bank heretofore shall constitute a waiver by Bank of any right it may otherwise have under the Loan Documents and the agreement by Bank to the provisions of this Agreement shall constitute a waiver only to the extent specifically provided for by this Agreement and that any waiver so specifically provided for by this Agreement shall be strictly construed so as to limit its application and shall not be applicable beyond the specific circumstances to which it is specifically made applicable and shall not be applicable to any similar circumstances that may hereafter arise or of which Bank did not at the time of execution of this Agreement have actual knowledge. “Existing Defaults” shall mean failure of the Borrower as of the date of this Agreement (i) to comply with the Financial Reporting Requirements set forth in the Loan Documents; (ii) to comply with the following Representations: Accurate Information, Compliance with Laws, No Default and Financial Condition of Borrower set forth in the Loan Documents; and (iii) to comply with the following Affirmative Covenants: Notice of Default and Other Notices and Compliance with Other Agreements. Existing Defaults shall specifically not include any Default or Event of Default occurring after the date of this Agreement other than events referenced as “Existing Defaults” that with the passage of time, giving of notice or both would constitute a Default or Event of Default. The waiver of any Existing Defaults shall not include any defaults or Defaults which may in the future exist as a result of the substance or content of the historical data reported on the Financial Reports when issued; provided that Bank shall not recalculate, or require Borrower to recalculate, any financial covenants set forth in the Loan Documents including without limitation for the purposes of calculating any Margin, for any prior period to reflect the results of the Financial Reports for the periods set forth in such Financial Reports, except that Borrower shall provide to Bank all covenant calculations provided in the Loan Documents relating to fiscal quarter ending September 30, 2007.
MODIFICATIONS. The Loan Documents are hereby modified as follows:
     1. Interest Rate. Commencing on the date hereof and continuing until receipt of the Financial Reports (as defined below), the Interest Rate shall be a per annum rate equal to the LIBOR-Based Rate plus ninety basis points (0.9%). “Financial Reports” shall mean (i) restated financial statements for the fiscal years ended 2004, 2005 and 2006; (ii) restated financial statements for fiscal quarters ending March 31, 2006, June 30, 2006, September 30, 2006, December 30, 2006, March 31, 2007 and June 30, 2007; (iii) financial statements for the fiscal quarter ending September 30, 2007; and (iv) such other information regarding the operation, business affairs, and financial condition of Borrower as Bank may reasonably request; provided that, in the event Borrower is not required by the Securities and Exchange Commission to prepare any of the financial statements set forth in (i) and (ii) above, such financial statements shall not be included in the definition of Financial Reports.
     2. Demand Deposit Account. Until such time as Borrower has delivered the Financial Reports to Bank, Borrower shall maintain at all times a demand deposit account with Bank with a minimum balance of Five Hundred Thousand and 00/100 Dollars ($500,000.00).
ACKNOWLEDGMENTS AND REPRESENTATIONS. Borrower acknowledges and represents that the notes and other Loan Documents, as amended hereby, are in full force and effect without any defense, counterclaim, right or claim of set-off; that, after giving effect to this Agreement, other than the Existing Defaults, no Default or event that with the passage of time or giving of notice would constitute a Default or an Event of Default under the Loan Documents has occurred, all representations and warranties contained in the Loan Documents are true and correct as of this date, all necessary action to authorize the execution and delivery of this Agreement has been taken; and this Agreement is a modification of an existing obligation and is not a novation.

COLLATERAL. Borrower acknowledges and confirms that there have been no changes in the ownership of any Collateral pledged to secure the Obligations since the Collateral was originally pledged; Borrower acknowledges and confirms that the Bank has existing, valid first priority security interests and liens in the Collateral; and that such security interests and liens shall secure Borrower’s Obligations, including this Agreement, and all future modifications, extensions, renewals and/or replacements of the Loan Documents.
MISCELLANEOUS. This Agreement shall be construed in accordance with and governed by the laws of the applicable state as originally provided in the Loan Documents, without reference to that state’s conflicts of law principles. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto. The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement or the other Loan Documents. This Agreement and the other Loan Documents are intended to be consistent. However, in the event of any inconsistencies among this Agreement and any of the Loan Documents, the terms of this Agreement, and then the Notes, shall control. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement. Terms used in this Agreement which are capitalized and not otherwise defined herein shall have the meanings ascribed to such terms in the Notes.
FEES. Borrower shall pay for all reasonable attorney’s fees and all costs and expenses incurred by Bank in connection with the preparation of this Agreement and closing the modification herein described.
LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING BANK BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.
FINAL AGREEMENT. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
DEFINITIONS. The term “Loan Documents”, as used in this Agreement and the other Loan Documents, refers to all documents, agreements, and instruments executed in connection with any of the Obligations (as defined herein), and may include, without limitation, modification agreements, a commitment letter that survives closing, a loan agreement, any note, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, letters of credit and any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11  U.S.C.  §  101). The term “Obligations”, as used in this Agreement and the other Loan Documents, refers to any and all indebtedness and other obligations of every kind and description of the Borrower to the Bank or to any Bank affiliate, whether or not under the Loan Documents, and whether such debts or obligations are primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, contractual, including, without limitation, swap agreements (as defined in 11  U.S.C.  §  101), arising by tort, arising by operation of law, by overdraft or otherwise, or now or hereafter existing, including, without limitation, principal, interest, fees, late fees, expenses, attorneys’ fees and costs that have been or may hereafter be contracted or incurred. Any defined term provided for herein and not otherwise defined shall have the meaning given to it in the Loan Documents.
WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ACCEPT THIS AGREEMENT. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS AGREEMENT.
[SIGNATURE PAGE TO FOLLOW IMMEDIATELY HEREAFTER]

IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement the day and year first above written.

A.C. Moore Arts & Crafts, Inc. Taxpayer Identification Number: 22-3527763

By: Name:	/s/ Marc Katz Marc Katz	(SEAL)
Title:	Executive Vice President and Chief Financial Officer

A.C. Moore Incorporated Taxpayer Identification Number: 22-2546111

By: Name:	/s/ Marc Katz Marc Katz	(SEAL)
Title:	Executive Vice President and Chief Financial Officer

Moorestown Finance, Inc. Taxpayer Identification Number: 52-2066272

By: Name:	/s/ Marc Katz Marc Katz	(SEAL)
Title:	Executive Vice President and Chief Financial Officer

Blackwood Assets, Inc. Taxpayer Identification Number: 52-2066271

By: Name:	/s/ Marc Katz Marc Katz	(SEAL)
Title:	Executive Vice President and Chief Financial Officer

A.C. Moore Urban Renewal, LLC Taxpayer Identification Number: 56-2388590

By: Name:	/s/ Marc Katz Marc Katz	(SEAL)
Title:	Executive Vice President and Chief Financial Officer

Wachovia Bank, National Association

By: Name:	/s/ Dante Bucci Dante Bucci	(SEAL)
Title:	Senior Vice President